    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 22, 1997
                                                    REGISTRATION NO. 333-28879
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                      SECURITIES AND EXCHANGE COMMISSION


                               AMENDMENT NO. 2
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                             ARMOR HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)

              DELAWARE                          3842, 7381                  59-3392443
   (State or other jurisdiction of     (Primary Standard Industrial      (I.R.S. Employer
   incorporation or organization)      Classification Code Numbers)    Identification No.)

      ARMOR HOLDINGS, INC.              WARREN B. KANDERS
   13386 INTERNATIONAL PARKWAY        CHAIRMAN OF THE BOARD
   JACKSONVILLE, FLORIDA 32218        ARMOR HOLDINGS, INC.
          (904) 741-5400           13386 INTERNATIONAL PARKWAY
                                   JACKSONVILLE, FLORIDA 32218
                                         (904) 741-5400

    (Address, including zip code, and telephone number,       (Name, address, including zip code, and telephone number,
  including area code, of registrant's principal executive            including area code, of agent for service)
                           offices)

                               With copies to:

    ROBERT L. LAWRENCE, ESQ.         STEVEN R. FINLEY, ESQ.
        KANE KESSLER, P.C.         GIBSON, DUNN & CRUTCHER LLP
   1350 AVENUE OF THE AMERICAS           200 PARK AVENUE
    NEW YORK, NEW YORK 10019        NEW YORK, NEW YORK 10166
          (212) 541-6222                 (212) 351-4000

Approximate date of commencement of proposed sale to the public: As soon as practical after this Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

      TITLE OF EACH CLASS                                   PROPOSED MAXIMUM
      OF SECURITIES TO BE                                  AGGREGATE OFFERING           AMOUNT OF
           REGISTERED           AMOUNT TO BE REGISTERED         PRICE(1)          REGISTRATION FEE(2)
------------------------------ ----------------------- ------------------------- --------------------
 Common Stock, $.01 par value          4,600,000               $48,300,000               $14,948

------------------------------ ----------------------- -------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(2) The Company has previously paid to the Commission a registration fee of $14,948 pursuant to Rule 457(a).

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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
                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The Company's expenses in connection with the Offering described in this registration statement are set forth below. All amounts except the Securities and Exchange Commission registration fee, the National Association of Securities Dealers, Inc. (the "NASD") filing fee are estimated.


 Securities and Exchange Commission registration fee   $ 14,948
NASD filing fee .....................................     4,827
Printing and engraving expenses .....................   200,000*
American Stock Exchange Fee .........................    17,500
Accounting fees and expenses ........................   200,000*
Legal fees and expenses .............................   200,000*
Blue Sky fees and expenses ..........................     5,000
Transfer agent's fees and expenses ..................     2,000*
Miscellaneous .......................................   155,725*
                                                     ----------
Total ...............................................  $800,000
                                                     ==========



------------
*       Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Section 145 of the DGCL makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Company under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

   As permitted by the DGCL, the Company's Charter provides that, to the fullest extent permitted by the DGCL, no director shall be liable to the Company or to its stockholders for monetary damages for breach of his fiduciary duty as a director. Delaware law does not permit the elimination of liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the Charter is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

   The Company's Bylaws provide that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

   The Bylaws also provide that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

   The Bylaws also provide that to the extent a director or officer of the Company has been successful in the defense of any action, suit or proceeding referred to in the previous paragraphs or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for in the Bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the Company may purchase and maintain insurance on behalf of a director or officer of the Company against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the Company would have the power to indemnify him against such liabilities under such Bylaws.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

CONVERTIBLE NOTES

   On April 30, 1996, the Company completed a private placement of the Convertible Notes pursuant to which $11.5 million aggregate principal amount of Convertible Notes were sold by the Company solely to accredited investors pursuant to the Convertible Subordinated Note Purchase Agreement. The Convertible Notes were sold for the Company by placement agents. The placement agents received an aggregate of $576,000 in commissions on the placement of the Convertible Notes. The issuance of the Convertible Notes was exempt from registration under the Securities Act by virtue of Section 4(2) thereof. The Convertible Notes were convertible into shares of Common Stock. The Company elected to redeem all of the Convertible Notes on December 18, 1996. In connection with such redemption, each Noteholder elected to convert its Convertible Note into shares of Common Stock. A Registration Statement on Form S-3 of the Company registering the shares of Common Stock into which the Convertible Notes were convertible was declared effective by the Commission on November 1, 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

ACQUISITION OF NIK PRODUCT LINE

   Effective as of July 1, 1996, the Company, through NIK, acquired the NIK Product Line. The Company acquired the NIK Product Line in exchange for 310,931 unregistered shares of the Company's Common Stock. The issuance of the Common Stock was exempt from registration under the Securities Act by virtue of Section 4(2) thereof. Such shares were registered pursuant to the Company's Registration Statement on Form SB-2, which was declared effective by the Commission on November 1, 1996.

ACQUISITION OF DTCOA ASSETS

   On September 30, 1996, the Company, through DTC, acquired the DTCoA Assets from DTCoA in exchange for approximately $838,000 in cash, 270,728 unregistered shares of the Company's Common Stock and the agreement by the Company to assume certain specified liabilities of DTCoA. The issuance of the Common Stock was exempt from registration under the Securities Act by virtue of Section 4(2) or 4(6) thereof.

SHARES ISSUED TO KEY BANK OF WYOMING

   In connection with the Company's acquisition of the DTCoA Assets, the Company issued to Key Bank of Wyoming ("Key Bank") 358,714 unregistered shares of the Company's Common Stock and delivered $662,500 as a cash advance against the future proceeds from the sale of the 358,714 shares in exchange for Key Bank's agreement to release its security interest in substantially all of the assets of DTCoA. The issuance of the Common Stock was exempt from registration under the Securities Act by virtue of Section 4(2) or 4(6) thereof. Such shares were registered pursuant to the Company's Registration Statement on Form SB-2, which was declared effective by the Commission on November 1, 1996.

DSL TRANSACTION

   In connection with the Company's combination with DSL on April 16, 1997, the Company issued 1,274,217 unregistered shares of Common Stock for all of the outstanding ordinary share capital of DSL and paid $7.5 million in cash for all of the outstanding preference shares. The Company also paid $6.9 million, plus interest, in repayment of DSL's outstanding credit facility. The issuance of the Common Stock was exempt from registration under the Securities Act by virtue of Section 4(2) thereof.

GTL ACQUISITION

   In connection with the Company's acquisition of the remaining 50% of GTL that it did not previously own on June 9, 1997, the Company issued 115,176 unregistered shares of Common Stock valued at $1.2 million, paid $570,000 in cash at closing and agreed to pay $600,000 in cash on September 30, 1997, subject to certain conditions. As part of this transaction, the Company also agreed to make a $200,000 loan available to a former stockholder of GTL, subject to certain conditions. The issuance of the Common Stock was exempt from registration under the Securities Act by virtue of Section 4(2) thereof.

OPTIONS GRANTED TO RICHMONT CAPITAL PARTNERS I, L.P.

   On May 15, 1996, the Company granted to Richmont an option to purchase 300,000 shares of the Company's Common Stock, at a price of $7.50 per share, subject to adjustment, for a term of up to ten years (the "Richmont Options").

   The Richmont Options and the underlying shares, whether vested or unvested, are callable by the Company in the event that the closing price per share of the Company's Common Stock is equal to or greater than $10 for a period of ten consecutive trading days after December 31, 1997, upon written notice to Richmont given within 30 days of the conclusion of such ten consecutive trading days during which the closing price per share of the Company's Common Stock was equal to or greater than $10. In such event, the Company may require Richmont to exercise the Richmont Options in whole with respect to all such shares within ten days of such notice to Richmont. In the event that Richmont does not exercise the Richmont Options, the Richmont Options will lapse and be of no further force or effect. The issuance of the options was exempt from registration under the Securities Act by virtue of
Section 4(2) or 4(6) thereof.

1996 AMENDED AND RESTATED STOCK OPTION PLAN

   In 1996 and 1997, an aggregate of 399,000 stock options were granted to certain executive officers, employees and consultants of the Company pursuant to the 1996 Option Plan at exercise prices ranging from $6.062 to $9.125 per share. The exercise prices represent the market price of the Common Stock on the date of the grant. The issuance of the options was exempt from registration under the Securities Act by virtue of Section 4(2) thereof.

1996 AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

   The Company has granted an option to purchase 75,000 shares of Common Stock to each of Messrs. Ehrlich, Sokolow and Strauss and Ms. Townsend, each a director of the Company, pursuant to the 1996 Directors Plan.

   Upon their initial election to the Board of Directors on January 18, 1996, each of Messrs. Ehrlich and Sokolow, both of whom are Non-Employee Directors, were granted 75,000 stock options pursuant to the terms of the 1996 Directors Plan, subject to stockholder approval of such plan. Such options vest in three equal annual installments on January 18, 1997, 1998 and 1999, at an exercise price of $3.75 per share, the closing trading price of the Company's Common Stock on the National Association of Securities Dealers Automated Quotation System on January 18, 1996.

   Upon his initial election to the Board of Directors on May 13, 1996, Mr. Strauss, a Non-Employee Director, was granted 75,000 stock options pursuant to the terms of the 1996 Directors Plan, subject to stockholder approval of such plan. Such options vest in three equal annual installments on May 13, 1997, 1998, and 1999, at an exercise price of $7.50 per share, the closing trading price of the Company's Common Stock on the American Stock Exchange on May 13, 1996.

   Upon her initial election to the Board of Directors on December 9, 1996, Ms. Townsend, a Non-Employee Director, was granted 75,000 stock options pursuant to the terms of the 1996 Directors Plan. Such options vest in three equal annual installments on December 9, 1997, 1998 and 1999, at an exercise price of $8.00 per share, the closing trading price of the Company's Common Stock on the American Stock Exchange on December 9, 1996.

   The issuance of the options was exempt from registration under the Securities Act by virtue of Section 4(2) thereof.

OTHER STOCK OPTION GRANTS

   Since January 1996, the Company has issued to certain key employees options to purchase 76,500 shares of Common Stock outside of the 1994 Incentive Stock Plan and the 1996 Option Plan and exclusive of the Richmont Options and those options granted under the 1996 Directors Plan. Such options were awarded at exercise prices ranging from $0.97 to $1.00 per share. Of this amount, 12,334 options were forfeited, 6,166 options were exercised and 58,000 remain outstanding. The shares of Common Stock underlying the options are restricted from further sale, transfer or disposition unless registered or an exemption is available from the registration requirements of the Securities Act. The issuance of the options was exempt from registration under the Securities Act by virtue of Section 4(2) thereof.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   (a) Exhibits


   EXHIBIT
   NUMBER   DESCRIPTION OF DOCUMENT
----------- ------------------------------------------------------------------------------------------------
     1.1    Form of Underwriting Agreement*

     2.1    Share Acquisition Agreement, dated as of April 7, 1997, between Bodycote, AHL and the Company
            (filed as Exhibit 2.1 to Form 8-K, Current Report of the Company, dated April 22, 1997 and incorporated herein by reference).

     2.2    Agreement for the Sale and Purchase of the Whole of the Issued Share Capital of DSL, dated April
            16, 1997, between the Company, AHL, NatWest Ventures Nominees Limited and Others and Martin
            Brayshaw (filed as Exhibit 2.2 to Form 8-K, Current Report of the Company, dated April 22, 1997 and incorporated herein by reference).

     2.3    Share Acquisition Agreement, dated as of June 9, 1997, between the Company, Strontian Holdings
            Limited Alpha-A Limited and Others (filed as Exhibit 2.1 to Form 8-K, Current Report of the
            Company, dated June 24, 1997 and incorporated by reference).

     3.1    Certificate of Incorporation of the Company (filed as Exhibit 3.1 to Form 8-K, Current Report of the Company, dated September 3, 1996, and incorporated herein by reference).

     3.2    Certificate of Merger of American Body Armor & Equipment, Inc. and the Company (filed as Exhibit
            3.2 to Form 8-K, Current Report of the Company, dated September 3, 1996, and incorporated herein by reference).

                                     II-4

   EXHIBIT
   NUMBER   DESCRIPTION OF DOCUMENT
----------- ------------------------------------------------------------------------------------------------
     3.3    Bylaws of the Company (filed as Exhibit 3.3 to Form 8-K, Current Report of the Company, dated
            September 3, 1996, and incorporated herein by reference).

     4.1    Specimen of Certificate for Common Stock*

     5.1    Opinion of Kane Kessler, P.C.*

    10.1    Loan Agreement between the Company and Barnett Bank, dated November 14, 1996 (filed as Exhibit
            10.1 to Form 10-KSB for fiscal 1996, dated March 25, 1997 and incorporated herein by reference).

    10.2    Promissory Note, dated November 14, 1996, in the principal amount of $10 million, made by the
            Company for the benefit of Barnett Bank (filed as Exhibit 10.2 to Form 10-KSB for fiscal 1996, dated March 25, 1997 and incorporated herein by reference).

    10.3    Acceptance Credit Agreement, dated November 14, 1996, between the Company and Barnett Bank
            (filed as Exhibit 10.3 to Form 10-KSB for fiscal 1996, dated March 25, 1997 and incorporated herein by reference).

    10.4    Security Agreement, dated November 14, 1996, between the Company and Barnett Bank (filed as
            Exhibit 10.4 to Form 10-KSB for fiscal 1996, dated March 25, 1997 and incorporated herein by reference).

    10.5    Environmental Agreement, dated November 14, 1996, between the Company and Barnett Bank (filed as
            Exhibit 10.5 to Form 10-KSB for fiscal 1996, dated March 25, 1997 and incorporated herein by reference).

    10.6    Waiver of Jury Trial, dated November 14, 1996, between Barnett Bank, the Company, NIK, DTC and
            Armor Holdings Properties, Inc. (filed as Exhibit 10.6 to Form 10-KSB for fiscal 1996, dated
            March 25, 1997 and incorporated herein by reference).

    10.7    Security Agreement, dated November 14, 1996, between DTC and Barnett Bank (filed as Exhibit 10.7 to Form 10-KSB for fiscal 1996, dated March 25, 1997 and incorporated herein by reference).

    10.8    Security Agreement, dated November 14, 1997, between NIK and Barnett Bank (filed as Exhibit 10.8 to Form 10-KSB for fiscal 1996, dated March 25, 1997 and incorporated herein by reference).

    10.9    Security Agreement, dated November 14, 1996, between Armor Holdings Properties, Inc. and Barnett
            Bank (filed as Exhibit 10.9 to Form 10-KSB for fiscal 1996, dated March 25, 1997 and incorporated herein by reference).

    10.10   Guaranty of Payment dated November 14, 1996, by DTC for the benefit of Barnett Bank (filed as
            Exhibit 10.10 to Form 10-KSB for fiscal 1996, dated March 25, 1997 and incorporated herein by reference).

    10.11   Guaranty of Payment, dated November 14, 1996 by NIK for the benefit of Barnett Bank (filed as
            Exhibit 10.11 to Form 10-KSB for fiscal 1996, dated March 25, 1997 and incorporated herein by reference).

    10.12   Guaranty of Payment, dated November 14, 1996, by Armor Holdings Properties, Inc. for the benefit of Barnett Bank (filed as Exhibit 10.12 to Form 10-KSB for fiscal 1996, dated March 25, 1997 and incorporated herein by reference).

    10.13   Employment Agreement between Jonathan M. Spiller and the Company, dated as of January 18, 1996
            (filed as Exhibit 10.6 to Form 10-KSB for fiscal 1995 and incorporated herein by reference).

                                     II-5

   EXHIBIT
   NUMBER   DESCRIPTION OF DOCUMENT
----------- ------------------------------------------------------------------------------------------------
    10.14   Employment Agreement between Richard T. Bistrong and the Company, dated as of January 18, 1996
            (filed as Exhibit 10.8 to Form 10-KSB for fiscal 1995 and incorporated herein by reference).

    10.15   Employment Agreement between Robert R. Schiller and the Company, effective July 24, 1996 (filed as Exhibit 10.13 to Form 10-KSB for fiscal 1996, dated March 25, 1997 and incorporated herein by reference).

    10.16   Service Agreement between Alastair G.A. Morrison, the Company and DSL, dated April 16, 1997*.

    10.17   Service Agreement between the Hon. Richard N. Bethell, the Company and DSL, dated April 16,
            1997*.

    10.18   Service Agreement between Martin Brayshaw, the Company and DSL, dated April 16, 1997*.

    10.19   Jacksonville International Tradeport Purchase and Sale Agreement, dated October 22, 1996, between the Company and Wilma/Skyland Joint Venture, Ltd. (filed as Exhibit 10.32 to Form 10-KSB for fiscal 1996, dated March 25, 1997 and incorporated herein by reference).

    10.20   Assignment of Purchase and Sale Agreement, dated October 22, 1996, between the Company and Armor
            Holdings Properties, Inc. (filed as Exhibit 10.33 to Form 10-KSB for fiscal 1996, dated March
            25, 1997 and incorporated herein by reference).

    10.21   Construction Escrow Agreement, dated October 22, 1996, between the Company, Armor Holdings
            Properties, Inc., GB Investment & Company, Inc. and Kent, Ridge & Crawford, as escrow agent
            (filed as Exhibit 10.34 to Form 10-KSB for fiscal 1996, dated March 25, 1997 and incorporated herein by reference).

    10.22   Agreement between Owner and Construction Manager, dated October 10, 1996, between the Company,
            Armor Holdings Properties, Inc. and GB Investment & Company, Inc., as construction manager
            (filed as Exhibit 10.35 to Form 10-KSB for fiscal 1996, dated March 25, 1997 and incorporated herein by reference).

    10.23   Tax Deed, dated April 7, 1997, between the Company and Bodycote (filed as Exhibit 10.1 to Form
            8-K, Current Report of the Company, dated April 22, 1997 and incorporated herein by reference).

    10.24   Form of Escrow Agreement, dated April 16, 1997, between the Company, the Warrantors and Ashurst
            Morris Crisp (filed as Exhibit 10.2 to Form 8-K, Current Report of the Company, dated April 22,
            1997 and incorporated herein by reference).

    10.25   Form of Registration Rights Agreement, dated April 16, 1997, between the Company and the Vendors
            (filed as Exhibit 10.3 to Form 8-K, Current Report of the Company, dated April 22, 1997 and incorporated herein by reference).

    10.26   Amended and Restated Loan Agreement, dated March 26, 1997, between the Company and Barnett Bank
            (filed as Exhibit 10.4 to Form 8-K, Current Report of the Company, dated April 22, 1997 and incorporated herein by reference).

    10.27   Renewal Promissory Note, dated March 26, 1997, made by the Company in favor of Barnett Bank
            (filed as Exhibit 10.5 to Form 8-K, Current Report of the Company, dated April 22, 1997 and incorporated herein by reference).

    10.28   Form of Amended and Restated Security Agreement, dated March 26, 1997, made by the Company and each of its U.S. subsidiaries, in favor of Barnett Bank (filed as Exhibit 10.6 to Form 8-K,
            Current Report of the Company, dated April 22, 1997 and incorporated herein by reference).

                                     II-6

   EXHIBIT
   NUMBER   DESCRIPTION OF DOCUMENT
----------- ------------------------------------------------------------------------------------------------
    10.29   Pledge Agreement, dated March 26, 1997, made by the Company in favor of Barnett Bank (filed as
            Exhibit 10.7 to Form 8-K, Current Report of the Company, dated April 22, 1997 and incorporated herein by reference).

    10.30   Form of Collateral Assignment, dated March 26, 1997, made by DTC and NIK in favor of Barnett
            Bank (filed as Exhibit 10.8 to Form 8-K, Current Report of the Company, dated April 22, 1997 and incorporated herein by reference).

    10.31   Amendment to Acceptance Credit Agreement, dated March 26, 1997, between the Company and Barnett
            Bank (filed as Exhibit 10.9 to Form 8-K, Current Report of the Company, dated April 22, 1997 and incorporated herein by reference).

    10.32   Consent with respect to Guaranty of Payment, dated as of March 26, 1997, of DTC, NIK and Armor
            Holdings Properties, Inc. (filed as Exhibit 10.10 to Form 8-K, Current Report of the Company,
            dated April 22, 1997 and incorporated herein by reference).

    10.33   Form of Guaranty of Payment, dated November 14, 1996 (filed as Exhibit 10.11 to Form 8-K,
            Current Report of the Company, dated April 22, 1997 and incorporated herein by reference).

    10.34   Form of Option for 300,000 shares of Common Stock, dated May 15, 1996, granted to Richmont
            Capital Partners I, L.P.**

    10.35   Agreement, dated June 9, 1997, between the Company and members of senior management of GTL
            (filed as Exhibit 10.1 to Form 8-K, Current Report of the Company, dated June 24, 1997 and incorporated by reference).

    10.36   Taxation Indemnity, dated June 9, 1997, by Strontian Holdings Limited in favor of the Company
            (filed as Exhibit 10.2 to Form 8-K, Current Report of the Company, dated June 24, 1997 and incorporated by reference).

    10.37   Services Agreement, dated June 9, 1997, between GTL, Alpha-A Limited and others (filed as
            Exhibit 10.3 to Form 8-K, Current Report of the Company, dated June 24, 1997 and incorporated by reference).

    10.38   Service Agreement, dated June 9, 1997, between GTL and Mikhail Golovatov (filed as Exhibit 10.4 to Form 8-K, Current Report of the Company, dated June 24, 1997 and incorporated by reference).

    10.39   Deed of Covenant, dated June 9, 1997, between the Company, Defence Systems Limited, DSL
            (Overseas) Limited, GTL and Igor Orekhov (filed as Exhibit 10.5 to Form 8-K, Current Report of the Company, dated June 24, 1997 and incorporated by reference).

    10.40   Deed of Covenant, dated June 9, 1997, between the Company, Defence Systems Limited, DSL
            (Overseas) Limited, GTL and Mikhail Golovatov (filed as Exhibit 10.6 to Form 8-K, Current Report of the Company, dated June 24, 1997 and incorporated by reference).

    10.41   Loan Agreement, dated June 9, 1997, between Strontian Holdings Limited and Defence Systems
            Limited (filed as Exhibit 10.7 to Form 8-K, Current Report of the Company, dated June 24, 1997 and incorporated by reference).

    10.42   Stock Pledge Agreement, dated June 9, 1997, between Defence Systems Limited, Strontian Holdings
            Limited, Mikhail Golovatov and Igor Orekhov (filed as Exhibit 10.8 to Form 8-K, Current Report of the Company, dated June 24, 1997 and incorporated by reference).

    10.43   Termination Agreement of a Joint Venture Agreement relating to GTL, dated June 9, 1997, between
            DSL (Overseas) Limited, Strontian Holdings Limited, GTL, Defence Systems Limited and Alpha-A
            Limited (filed as Exhibit 10.9 to Form 8-K, Current Report of the Company, dated June 24, 1997 and incorporated by reference).

                                     II-7

   EXHIBIT
   NUMBER   DESCRIPTION OF DOCUMENT
----------- ------------------------------------------------------------------------------------------------
    21.1    Subsidiaries of the Company**

    23.1    Consent of Deloitte & Touche LLP**

    23.2    Consent of KPMG**

    23.3    Consent of Kane Kessler, P.C. (included in Exhibit 5.1)*

    24.1    Power of Attorney (included in signature page to registration statement)**



------------
*  Filed herewith.
** Previously filed.


   (b) Financial Statement Schedule. Schedule II--Valuation and Qualifying Accounts.

   All other schedules are omitted because the information is not required or because the information is included in the Consolidated Financial Statements or the notes thereto.

ITEM 17. UNDERTAKINGS

   (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (b) The undersigned Company hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on July 22, 1997.



                                          ARMOR HOLDINGS, INC.




                                          By: /s/ Jonathan M. Spiller
                                              -------------------------------
                                              Jonathan M. Spiller
                                              Chief Executive Officer and
                                              President

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacity indicated on July 22, 1997.



        SIGNATURE                             TITLE
----------------------- ------------------------------------------------
 /s/ Jonathan M. Spiller     Chief Executive Officer and President
 -----------------------      (Principal Executive Officer)
   Jonathan M. Spiller

            *                Vice President of Finance and Secretary
 -----------------------      (Principal Financial and Accounting Officer)
      Carol T. Burke

            *                Chairman of the Board
 -----------------------
    Warren B. Kanders

            *                Director
 -----------------------
     Burtt R. Ehrlich

            *                Director
 -----------------------
     Nicolas Sokolow

            *                Director
 -----------------------
    Thomas W. Strauss

            *                Director
 -----------------------
     Richard Bartlett
            *                Director
 -----------------------
    Alair A. Townsend



* By:  /s/ Jonathan M. Spiller
      -----------------------------------------------------------------------
      Jonathan M. Spiller
      As attorney-in-fact for each
      of the persons indicated

                             ARMOR HOLDINGS, INC.
                         FINANCIAL STATEMENT SCHEDULE
         SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS FOR THE YEARS
      ENDED DECEMBER 31, 1994, DECEMBER 31, 1995, AND DECEMBER 28, 1996

   VALUATION ALLOWANCE FOR      BALANCE AT
   ACCOUNTS RECEIVABLE AND     BEGINNING OF                TRANSFERS FROM BALANCE AT END
          INVENTORY               PERIOD      NET CHANGES   ACQUISITIONS    OF PERIOD
---------------------------- -------------- ------------- -------------- --------------
Year ended December 31,
 1994........................    $498,968      $(231,212)                    $267,756
Year ended December 31,
 1995........................    $267,756      $  27,075                     $294,831
Year ended December 28,
 1996........................    $294,831      $  11,597      $165,082       $471,510

                                EXHIBIT INDEX

   The following Exhibits are filed herewith.


   EXHIBIT  DOCUMENT
----------- ------------------------------------------------------------------------------------------
     1.1    Form of Underwriting Agreement

     4.1    Specimen of Certificate for Common Stock

     5.1    Opinion of Kane Kessler, P.C.

    10.16   Service Agreement between Alastair G.A. Morrison, the Company and DSL, dated April 16,
            1997.

    10.17   Service Agreement between the Hon. Richard N. Bethell, the Company and DSL, dated April
            16, 1997.

    10.18   Service Agreement between Martin Brayshaw, the Company and DSL, dated April 16, 1997.

    23.3    Consent of Kane Kessler, P.C. (included in Exhibit 5.1)